                                                                    EXHIBIT 99.1


                            STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per share data)
                                  (unaudited)

                                           Three months ended     Nine months ended
                                              September 30,         September 30,
                                             1997       1996      1997        1996
     Revenue:
      Merchandise                           $24,198   $ 2,990    $53,754    $ 4,951
      Commission                                863       586      2,196      1,012

       Total revenue                         25,061     3,576     55,950      5,963
     Cost of revenue                         21,735     2,665     48,407      4,463

     Gross profit                             3,326       911      7,543      1,500

     Operating expenses:
      Sales and marketing                     1,935       339      3,273        512
      General and administrative              1,376       275      3,459        396
      Engineering                               765       182      1,915        349
       Total operating expenses               4,076       796      8,647      1,257

     Income (loss) from
      operations                               (750)      115     (1,104)       243

     Interest and other income                  167         3        347          3
     Income (loss) before
       income taxes                            (583)      118       (757)       246

     Provision for income taxes                   -       (12)         -        (25)

     Net income/(loss)                      $  (583)  $   106    $  (757)   $   221

     Net income/(loss) per
      share                                  ($0.03)    $0.01     ($0.05)     $0.01
     Shares used to compute net
      income per share                       16,782    15,326     16,155     15,326
     Supplemental financial
      data gross merchandise
      sales (a)                             $32,301   $ 9,246    $74,785    $16,328


     (a) Represents what the company's total revenue would have been if sales where the company acted as a commissioned auction agent for its vendors were recorded as transactions where the company purchased or accepted consignment of merchandise from vendors for resale at auction.

     This presentation of sales on a gross basis does not affect the company's gross profit or net income. Management believes that gross merchandise sales provide a more consistent comparison between historical periods and to future periods than does total revenue. Gross merchandise sales should not be considered in isolation or as substitute for other information prepared in accordance with Generally Accepted Accounting Principles.
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                                BALANCE SHEETS
                            (amounts in thousands)
                                  (unaudited)

                                           September 30,   December 31,
                                               1997            1996
     ASSETS
     Current assets:
        Cash and cash equivalents             $11,098         $2,649

        Restricted cash                            84             80
        Accounts receivable, net                2,224            395
        Merchandise inventory                   7,183          1,520
        Prepaid and other                         221            439
               Total current assets            20,810          5,083

     Property and equipment, net                1,304            578
     Other assets                                  96             19
               Total assets                   $22,210         $5,680

     LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities:
        Accounts payable                      $ 1,721         $2,268
        Accrued expenses                        1,519            480
        Deferred revenue                          440            604
               Total current liabilities        3,680          3,352

          Total stockholders' equity           18,530          2,328
               Total liabilities and
                   stockholders' equity       $22,210         $5,680